Exhibit 10.24

Execution Version

SECOND AMENDMENT TO AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

ALEANNA ENERGY, LLC

(a Delaware limited liability company)

This Second Amendment (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement of AleAnna Energy, LLC, a Delaware limited liability company (the “Company”), is entered into and effective as of October 7, 2019 (the “Second Amendment Effective Date”). Each capitalized term used and not otherwise defined in this Amendment has the meaning given to such term in the Amended and Restated Limited Liability Company Agreement of the Company dated as of November 3, 2010, as amended by the First Amendment thereto dated as of October 5, 2011 (the “LLC Agreement”).

RECITALS

WHEREAS, pursuant to Section 4.1(b) of the LLC Agreement, the Board has issued, or caused to be issued, to the Members a Capital Call for additional Capital Contributions by the Members in the aggregate amount of $400,000 for the purpose of funding (i) required additional capital contributions to AleAnna Resources in respect of the AleAnna Resources Interest and (ii) related and other costs incurred by the Company in the normal course of its business (such Capital Call, the “Current Capital Call”); and

WHEREAS, pursuant to Section 3.2(a) of the LLC Agreement, the Company may issue additional Units in connection with a Capital Call, and the Board may increase the number of authorized Units; and Section 3.2(b) of the LLC Agreement provides that, upon the due authorization of any issuance of Units in accordance with the terms of the LLC Agreement, the Board, among other matters, shall amend Schedule 1 to reflect such issuance and the LLC Agreement to reflect the designations, preferences and rights applicable to the Units so authorized for issuance; and

WHEREAS, in connection with the Current Capital Call, the Board has: (i) determined that the class of Units to be issued in respect of the Current Capital Call shall be a new class of Units to be designated as “Class 1 Preferred Units” and to have the preferences and rights applicable thereto as set forth in this Amendment; (ii) authorized the issuance pursuant to the Current Capital Call of 400 Class 1 Preferred Units; (iii) approved the designation of that number of Units as Class 1 Preferred Units; (iv) authorized an increase in the total number of authorized Units by that number of Class 1 Preferred Units; and (v) approved this Amendment to reflect the designations, preferences and rights applicable to the Class 1 Preferred Units.

AMENDMENT

NOW, THEREFORE, the LLC Agreement is hereby amended as set forth below, effective as of the Second Amendment Effective Date.

1. Amendment to Article 3. Article 3 of the LLC Agreement is hereby amended by adding the following as a new Section 3.8 at the end of that Article:

Section 3.8 Class 1 Preferred Units.

(a) Creation and Designation; Issuance in Series. A class of Units designated as “Class 1 Preferred Units” is hereby created. The Class 1 Preferred Units shall have the preferences and rights set forth for the Class 1 Preferred Units in this Agreement. The Class 1 Preferred Units shall be issued in series designated as “Series A Class 1 Preferred Units”, “Series B Class 1 Preferred Series” and so on, such that Class 1 Preferred Units issued on the same day in exchange for the same per Unit Capital Contribution will be part of one series that is distinct from any Class 1 Preferred Units issued on a different day or in exchange for a different per Unit Capital Contribution. Each Class 1 Preferred Unit, regardless of series, shall be identical in all respects to each other Class 1 Preferred Unit, except to the extent that the terms of this Agreement result in differences between series of Class 1 Preferred Units that relate to or result from different dates of issuance thereof and different per Unit Capital Contributions made in exchange therefor. Each Class 1 Preferred Unit of any series shall be identical in all respects to each other Class 1 Preferred Unit of the same series.

(b) Authorization and Issuance.

(i) The number of authorized Class 1 Preferred Units initially shall be 400, and such number of Units are hereby designated as Class 1 Preferred Units, and the total number of authorized Units is hereby increased by such number of Units. Such initially authorized Units may be issued, and are reserved for issuance, pursuant to the Capital Call made pursuant to the notice to the Members dated October 7, 2019, on the terms set forth therein, including pursuant to Section 4.1(e) if one or more Members fails to contribute their share of the additional Capital Contributions requested in such Capital Call. If all of such initial authorized Class 1 Preferred Units are issued on the same day, then all such Class 1 Preferred Units shall be “Series A Class 1 Preferred Units”. If, for any reason, such initial authorized Class 1 Preferred Units are issued on more than one day, then the Class 1 Preferred Units issued on the first such day shall be “Series A Class 1 Preferred Units”, and the Class 1 Preferred Units issued on each subsequent day shall be Class 1 Preferred Units of a different series as provided in Section 3.8(a).

(ii) Subject to Section 6.1(c), the Company may, from time to time upon authorization by the Board, issue additional Class 1 Preferred Units (in excess of the number authorized pursuant to Section 3.8(b)(i)) for any purpose for which Units may be issued pursuant this Agreement, including pursuant to future Capital Calls, in each case on such terms as may be approved by the Board in accordance with the terms of this Agreement. Any such authorization by the Board of the issuance of additional Class 1 Preferred Units shall be deemed to constitute authorization by the Board of a corresponding increase in (A) the number of authorized Class 1 Preferred Units, (B) the number of Units designated as Class 1 Preferred Units and (C) the total number of authorized Units.

(c) Redemption.

(i) The Company, upon approval by the Board, may redeem Pre-Payout Class 1 Preferred Units, at any time in whole or from time to time in part, in accordance with this Section 3.8(c) (the “Class 1 Optional Redemption Right”) for a redemption price, payable in cash, in an amount equal to, with respect to each Pre-Payout Class 1 Preferred Unit to be so redeemed, the greater of:

(A) the amount that, if distributed to the holder of such Pre-Payout Class 1 Preferred Unit on the applicable Class 1 Redemption Date, would cause Class 1 Payout to occur with respect to such Pre-Payout Class 1 Preferred Unit; and

(B) the amount that the holder of such Pre-Payout Class 1 Preferred Unit would receive in respect of such Pre-Payout Class 1 Preferred Unit (including after Class 1 Payout with respect thereto) if, on the applicable Class 1 Redemption Date, (1) all of the assets of the Company were sold for their fair market value (as determined in good faith by the Board) and (2) the proceeds of such sale (net of any liabilities of the Company) were distributed to the Members in accordance with Section 5.1.

The redemption price so determined for each Pre-Payout Class 1 Preferred Unit to be redeemed is referred to herein as the “Applicable Class 1 Redemption Price” for such Pre-Payout Class 1 Preferred Unit.

(ii) If at any time the Company exercises the Class 1 Preferred Optional Right with respect to less than all of the Pre-Payout Class 1 Preferred Units, the Pre-Payout Class 1 Preferred Units to be redeemed from each holder of Pre-Payout Class 1 Preferred Units shall be determined as follows:

(A) The Board shall determine, in connection with its approval of the Company’s exercise of the Class 1 Optional Redemption Right, an aggregate amount of cash the Company will pay for the redemption of Pre-Payout Class 1 Preferred Units (rather than a specific number of Pre-Payout Class 1 Preferred Units to be redeemed) pursuant to such exercise of the Class 1 Optional Redemption Right (such amount of cash, the “Total Aggregate Class 1 Redemption Price”);

(B) The Total Aggregate Class 1 Redemption Price shall be allocated among all holders of Pre-Payout Class 1 Preferred Units in proportion to the amounts each such holder would receive in respect of all Pre-Payout Class 1 Preferred Units then held by such holder (including, if applicable, after Class 1 Payout with respect thereto) if the Total Aggregate Class 1 Redemption Price were distributed to the Members on the applicable Class 1 Redemption Date in accordance with Section 5.1 (such portion of the Total Aggregate Class 1 Redemption Price with respect to each such holder, such holder’s “Individual Aggregate Class 1 Redemption Price”).

(C) The Individual Aggregate Class 1 Redemption Price of each holder of Pre-Payout Class 1 Preferred Units shall be applied to the redemption of the lowest number of Pre-Payout Class 1 Preferred Units held by such holder that can be redeemed with such holder’s Individual Aggregate Class 1 Redemption Price based on the Applicable Class 1 Redemption Prices of the Pre-Payout Class 1 Preferred Units held by such holder (i.e., by redeeming such Pre-Payout Class 1 Preferred Units in order, from highest to lowest, of their respective Applicable Class 1 Redemption Prices); provided, however, that the Company shall adjust the number of Pre-Payout Class 1 Preferred Units to be redeemed from each holder of Pre-Payout Class 1 Preferred Units, in a manner that is fair and ratable (to the extent practicable) to all such holders, in order to avoid redemption of fractional Pre-Payout Class 1 Preferred Units.

(iii) To exercise the Class 1 Optional Redemption Right, the Company shall deliver notice of such exercise (a “Class 1 Optional Redemption Notice”) to each holder of Pre-Payout Class 1 Preferred Units, which Class 1 Optional Redemption Notice shall:

(A) specify the date on which the redemption of the applicable Pre-Payout Class 1 Preferred Units will occur (the “Class 1 Redemption Date”), which shall be a Business Day that is not fewer than 10 nor greater than 20 Business Days after the date such Class 1 Optional Redemption Notice has been given to and received or deemed received by all holders of Class 1 Preferred Units pursuant to Section 11.3;

(B) indicate whether the Company is exercising the Class 1 Optional Redemption Right with respect to all or less than all of the Pre-Payout Class 1 Preferred Units;

(C) specify the Applicable Class 1 Redemption Price for the Pre-Payout Class 1 Preferred Units to be redeemed , by series of Class 1 Preferred Units;

(D) if the Company is exercising the Class 1 Optional Redemption Right for less than all of the Pre-Payout Class 1 Preferred Units, specify the number of Pre-Payout Class 1 Preferred Units of each series of Class 1 Preferred Units to be redeemed from each holder;

(E) include an explanation, with supporting calculations in reasonable detail, of the Company’s determination of all applicable matters referred to in clauses (C) and (D) above; and

(F) state any conditions precedent to the redemption to be effected pursuant thereto.

(iv) If the Company delivers a Class 1 Optional Redemption Notice to the holders of Pre-Payout Class 1 Preferred Units, then, subject only to the satisfaction of any conditions precedent stated therein, the Company (A) shall be irrevocably bound to redeem the Pre- Payout Class 1 Preferred Units specified for redemption therein on the applicable Class 1 Redemption Date, and (B) shall pay to each holder of Pre-Payout Class 1 Preferred Units being redeemed, on such Class 1 Optional Redemption Date, the Applicable Class 1 Redemption Price for each Pre-Payout Class 1 Preferred Unit being redeemed from such holder. Unless the Company defaults in the payment of the Applicable Class 1 Redemption Price for any such Pre-Payout Class 1 Preferred Unit on such Class 1 Redemption Date, each Pre-Payout Class 1 Preferred Unit so redeemed shall cease to be outstanding on such Class 1 Redemption Date for all purposes, and the holder thereof shall have no further rights in respect thereof.

(v) Except as provided in the foregoing provisions of this Section 3.8(c), the Class 1 Preferred Units shall not be redeemable at the option of the Company or any holder of Class 1 Preferred Units. For the avoidance of doubt, the Company shall not have the right to redeem, pursuant to this Section 3.8(c) or otherwise, any Class 1 Preferred Unit that is not a Pre-Payout Class 1 Preferred Unit.

2. Amendment and Restatement of Section 5.1. Section 5.1 of the LLC Agreement is hereby amended and restated to read in its entirety as follows:

Section 5.1 Distributions. To the extent (i) the Board reasonably determines that the Company has funds on hand available for distribution to the holders of Units (after payment of all then-due obligations of the Company and the establishment of reasonable reserves for the Company’s liabilities, obligations, working capital and other anticipated needs), (ii) the Board reasonably determines that the Company is not restricted by contract (including contracts evidencing indebtedness) or Law from making a distribution to the holders of Units and (iii) any such distribution is actually approved by the Board as evidenced by a resolution of the Board (funds from time to time, on a cumulative basis, satisfying the criteria in clauses (i) through (iii) being herein referred to as “Cumulative Available Funds”), subject to Section 5.2, distributions of Cumulative Available Funds shall be made to the Members in the following order of priority:

(a) first, 100% to the holders of Pre-Payout Class 1 Preferred Units in accordance with their Pre-Payout Class 1 Sharing Ratios, until Class 1 Payout has occurred with respect to all outstanding Class 1 Preferred Units; and

(b) thereafter, to the holders of Investor Units and the holders of Class 1 Preferred Units in accordance with their Post-Payout Sharing Ratios.

For the avoidance of doubt, if any Class 1 Preferred Units are issued after the occurrence of Class 1 Payout with respect to all previously issued Class 1 Preferred Units, then distributions after such issuance shall be made 100% to the holders of such subsequently issued Class 1 Preferred Units in accordance with Section 5.1(a) until such time as Class 1 Payout has occurred with respect to all such subsequently issued Class 1 Preferred Units, regardless of whether any distributions have previously been made pursuant to Section 5.1(b).

3. Amendment and Restatement of Section 5.2. Section 5.2 of the LLC Agreement is hereby amended and restated to read in its entirety as follows:

Section 5.2 Tax Distributions. Prior to making any distribution pursuant to Section 5.1, the Company shall, subject to having sufficient Cumulative Available Funds, make distributions to each Member no later than thirty (30) days after the end of each Fiscal Year, in an amount equal to the Tax Distribution, if any, to such Member for such Fiscal Year. Any distributions made pursuant to this Section 5.2 to a Member shall be treated as advance payments of, and shall reduce by a like amount, the amounts otherwise distributable to such Member pursuant to Section 5.1 in subsequent distributions.

4. Amendment and Restatement of Section 5.3. Section 5.3 of the LLC Agreement is hereby amended and restated to read in its entirety as follows:

Section 5.3 Allocations of Profits or Losses.

(a) Profits and Losses, and any items thereof, for any Fiscal Year or other period, shall be allocated among the Members in such manner that, as of the end of such period and to the extent possible, the Capital Account of each Member shall be equal, proportionately, to the amount that would be distributed to such Member if the Company were to (A) liquidate its assets for an amount equal to their Book Value and satisfy its liabilities (limited with respect to each Nonrecourse Liability to the Book Value of the assets securing such liability), and (B) distribute the net proceeds in accordance with Section 5.1. The Board shall have the discretion to adjust the allocations under this Section 5.3(a) (or make a guaranteed payment to any Member) to the extent necessary to effectuate the intended economic arrangement of the parties as set forth in this Agreement.

(b) The Losses allocated pursuant to this Article shall not exceed the maximum amount of Losses that can be allocated to a Member without causing or increasing a deficit balance in the Member’s Adjusted Capital Account. Any such losses in excess of the limitations set forth in this Section 5.3(b) shall be allocated to Members with positive Adjusted Capital Account balances remaining at such time in proportion to such positive balances.

(c) Notwithstanding anything to the contrary contained in this Agreement, absent a contrary determination pursuant to Code Section 1313(a), neither the Company nor any of the Members shall treat (i) any Member as receiving or accruing a guaranteed payment for the use of capital pursuant to Code Section 707(c) unless and until such Member receives a distribution in excess of such Member’s Capital Account or (ii) any arrangement contemplated by this Agreement as, or this Agreement as giving rise to, a taxable capital shift for U.S. federal income tax purposes.

5. Amendment to Section 5.5. Section 5.5 of the LLC Agreement is hereby amended by replacing “Profits, Losses, and other items” in that Section with “items of income, gain, deduction and loss”.

6. Amendment to Section 6.1. Section 6.1 of the LLC Agreement is hereby amended by adding the following as new subsections (c) and (d) at the end of that Section:

(c) Notwithstanding any other provision of this Agreement to the contrary, for so long as any outstanding Class 1 Preferred Unit is a Pre-Payout Class 1 Preferred Unit, the following actions shall require (and shall not be taken, authorized or approved by the Company, any of its Subsidiaries, the Board or any other Members without) the prior written consent or affirmative vote of the holders of a majority of the issued and outstanding Class 1 Preferred Units that are Pre- Payout Class 1 Preferred Units:

(i) any amendment, modification or waiver of any provision of this Agreement or the Certificate (including by way of merger, consolidation or conversion) that adversely affects the rights or preferences of the Class 1 Preferred Units or the holders thereof;

(ii) any authorization, issuance or reclassification of any Parity Units or Senior Units or any warrants, options or other rights to purchase or acquire (collectively “Rights”) any Parity Units or Senior Units;

(iii) any authorization or issuance of any additional Class 1 Preferred Units or Rights with respect thereto, other than the issuance of Class 1 Preferred Units to the Members (A) pursuant to a Capital Call in accordance with Section 4.1(b) and Section 4.1(d) or (B) pursuant to and in accordance with Section 4.1(f);

(iv) any repurchase or redemption of (A) any Junior Units or Rights with respect thereto, (B) any Senior Units or Parity Units or Rights with respect thereto, other than in accordance with the terms thereof as previously approved by holders of Class 1 Preferred Units pursuant to Section 6.1(c)(ii), or (C) any Class 1 Preferred Units, other than in accordance with Section 3.8(c); or

(v) any Company Sale Transaction or any liquidation, dissolution or winding up of the Company, unless each holder of a Pre- Payout Class 1 Preferred Unit will receive in connection therewith, either directly or in a distribution from the Company, an amount sufficient to cause Class 1 Payout to occur with respect to each such Pre-Payout Class 1 Preferred Unit (if distributed by the Company, in the case of any amount received directly by such holder).

(d) Without limiting the provisions of Section 6.1(c), regardless of whether Class 1 Payout has occurred with respect to any or all outstanding Class 1 Preferred Units, and notwithstanding any other provision of this Agreement to the contrary:

(i) no amendment, modification or waiver of any provision of this Agreement or the Certificate (including by way of merger, consolidation or conversion) that has a disproportionately adverse effect on the rights or preferences of the holders of the Class 1 Preferred Units relative to the holders of any other class of Units shall be effective unless approved by the prior written consent or affirmative vote of the holders of a majority of the issued and outstanding Class 1 Preferred Units; and

(ii) no amendment, modification or waiver of any provision of this Agreement or the Certificate (including by way of merger, consolidation or conversion) that has a disproportionately adverse effect on the rights or preferences of any holder of Class 1 Preferred Units relative to any other holder of Class 1 Preferred Units shall be effective unless approved by the prior written consent or affirmative vote of each holder of Class 1 Preferred Units whose rights or preferences are so disproportionately adversely affected.

7. Amendment to 6.3(b). Section 6.3(b) of the LLC Agreement is hereby amended by replacing “Voting Units” in each place it appears in that Section with “Voting Interest”.

8. Amendment to Article 7. Article 7 of the LLC Agreement is hereby amended by adding the following as a new Section 7.7 at the end of that Article:

Section 7.7 Allocation of Company Sale Transaction Consideration. If a Company Sale Transaction is structured as a sale or other Transfer of Units (whether a direct sale or Transfer, a merger or consolidation, an exchange of interests or other similar transaction), the aggregate consideration to be received by the Members in such Company Sale Transaction shall be allocated among the Members in the same proportions as the amounts that would be distributed to each Member if such aggregate consideration were distributed by the Company to the Members on the date of the closing of such Company Sale Transaction in accordance with Section 5.1.

9. Amendment to Section 10.1(a). Section 10.1(a) of the LLC Agreement is hereby amended by replacing “Subject to Section 10.1(b)” in that Section with “Subject to Section 6.1(c) and Section 10.1(b)”.

10. Amendment to Section 11.6. Section 11.6 of the LLC Agreement is hereby amended by adding the following sentence at the end of that Section:

Notwithstanding the foregoing, nothing in this Section 11.6 shall be construed as limiting or modifying the applicability or requirements of Section 6.1(c) or Section 6.1(d).

11. Amendment and Restatement of Schedule 1. Schedule 1 to the LLC Agreement is hereby amended and restated in its entirety to be in the form of Schedule 1 attached to this Amendment.

12. Amendments to Exhibit A.

(a) The definition in Exhibit A to the LLC Agreement of each of the following defined terms is hereby amended and restated to read in its entirety as follows with respect to such defined such:

“Sharing Ratio” means, with respect to any Member at a particular point in time, such Member’s Post-Payout Sharing Ratio at such time, regardless of whether Class 1 Payout has occurred with respect to any or all of the Class 1 Preferred Units outstanding at such time.

“Voting Interest” means, at a particular point in time, with (i) when used with reference to a Member, such Member’s Post-Payout Sharing Ratio at such time and (ii) when used with reference to Voting Units, the Post-Payout Sharing Ratio that is attributable to such Voting Units at such time, in each case, regardless of whether Class 1 Payout has occurred with respect to any or all of the Class 1 Preferred Units outstanding at such time.

“Voting Units” means Investor Units, Class 1 Preferred Units and any Units subsequently issued and designated as such by the Board.

(b) Exhibit A to the LLC Agreement is hereby amended by adding the following definitions, each in the appropriate alphabetical location:

“Aggregate Investor Unit Sharing Ratio” means, at any point in time, a percentage amount equal to (i) 100.0%, minus (ii) the Aggregate Post-Payout Class 1 Sharing Ratio at such time.

“Aggregate Post-Payout Class 1 Sharing Ratio” means, at any point in time, a percentage amount equal to (i) 0.2%, multiplied by (ii) (a) the aggregate amount of Capital Contributions made in respect of all Class 1 Preferred Units outstanding at such time divided by (b) $100,000.

“Applicable Class 1 Redemption Price” has the meaning set forth in Section 3.8(c)(i).

“Class 1 Optional Redemption Notice” has the meaning set forth in Section 3.8(c)(iii).

“Class 1 Optional Redemption Right” has the meaning set forth in Section 3.8(c)(i).

“Class 1 Payout” means, with respect to each Class 1 Preferred Unit, the time at which distributions of cash or other property have been made by the Company in respect of such Class 1 Preferred Unit in an aggregate amount (in the case of non-cash property, valued at the fair market value thereof as determined in good faith by the Board) equal to the greater of:

(i) the amount equal to (a) the amount of the Capital Contribution made in exchange for such Class 1 Preferred Unit multiplied by (b) 3.5; and

(ii) the amount equal to the sum of (a) the Capital Contribution made in exchange for such Class 1 Preferred Unit and (b) the amount necessary to provide an annual pre-tax return of 35.00% on the unreturned portion of such Capital Contribution, calculated (x) from the date of such Capital Contribution and compounded quarterly and (y) with distributions being applied first to the satisfaction of the annual pre-tax return pursuant to clause (b) above and second to the return of the Capital Contribution pursuant to clause (a) above.

“Class 1 Preferred Units” has the meaning set forth in Section 3.8(a). “Class 1 Redemption Date” has the meaning set forth in Section 3.8(c)(iii)(A).

“Individual Aggregate Class 1 Redemption Price” has the meaning set forth in Section 3.8(c)(ii)(B).

“Investor Unit Sharing Ratio” means, with respect to each holder of Investor Units at any point in time, (i) the number of Investor Units held by such holder at such time, divided by (ii) the total number of Investor Units outstanding at such time.

“Junior Units” means the Investor Units and any other class or series of Units, the terms of which do not expressly provide that such class or series ranks senior to or in parity with the Class 1 Preferred Units with respect to distribution rights and rights upon liquidation, dissolution and winding up.

“Parity Units” means any class or series of Units, the terms of which expressly provide that such class or series ranks in parity with the Class 1 Preferred Units with respect to distribution rights and rights upon liquidation, dissolution and winding up.

“Pre-Payout Class 1 Preferred Unit” means, at any time, each outstanding Class 1 Preferred Unit with respect to which Class 1 Payout has not occurred prior to such time.

“Pre-Payout Class 1 Sharing Ratio” means, with respect to each holder of Pre-Payout Class 1 Preferred Units at any point in time, a percentage amount equal to (i) the amount then necessary to cause Class 1 Payout to occur with respect to all Pre-Payout Class 1 Preferred Units held by such holder at such time, divided by (ii) the amount then necessary to cause Class 1 Payout to occur on all outstanding Class 1 Preferred Units that are Pre-Payout Class 1 Preferred Units at such time.

“Post-Payout Class 1 Sharing Ratio” means, with respect to each holder of Class 1 Preferred Units at any point in time, (i) the number of Class 1 Preferred Units held by such holder at such time divided by (ii) the total number of Class 1 Preferred Units outstanding at such time.

“Post-Payout Sharing Ratio” means:

(i) with respect to each holder of Investor Units at any point in time, a percentage amount equal to (a) such holder’s Investor Unit Sharing Ratio at such time, multiplied by (b) the Aggregate Investor Unit Sharing Ratio at such time; and

(ii) with respect to each holder of Class 1 Preferred Units at any point in time, a percentage amount equal to (a) such holder’s Post-Payout Class 1 Sharing Ratio at such time multiplied by (b) the Aggregate Post- Payout Class 1 Sharing Ratio at such time.

“Rights” has the meaning set forth in Section 6.1(c)(ii).

“Senior Units” means any class or series of Units, the terms of which expressly provide that such class or series ranks senior to the Class 1 Preferred Units with respect to distribution rights and rights upon liquidation, dissolution and winding up.

“Total Aggregate Class 1 Redemption Price” has the meaning set forth in Section 3.8(c)(ii)(A).

13. Amendments to Exhibit B.

(a) The first sentence of the preamble of Exhibit B to the LLC Agreement is hereby amended and restated in its entirety as follows:

Capitalized terms used in this Exhibit that are not defined in this Exhibit shall have the meanings given to them in the Amended and Restated Limited Liability Company Agreement of the Company, dated November 3, 2010, to which this Exhibit is attached, as amended, amended and restated, or otherwise modified from time to time (the “LLC Agreement”).

(b) Section 4(c) of Exhibit B to the LLC Agreement is hereby amended by adding the following as a new Section 4(c)(iii) after Section 4(c)(ii) of Exhibit B to the LLC Agreement:

(iii) Notwithstanding anything to the contrary in Section 4(c)(i), in any Transfer of Units that is subject to this Section 4 and with respect to which any holder of Class 1 Preferred Units is an Electing Member:

(A) if such Electing Member also holds Units of any class or series other than Class 1 Preferred Units, such holder shall have the right to elect to include in such Transfer either Class 1 Preferred Units, Units of such class or series or a combination of both, up to the total percentage of such holder’s Units that it may include in such Transfer in accordance with Section 4(c)(i); and

(B) if such Electing Member elects to include any Class 1 Preferred Units in such Transfer, the aggregate consideration to be received by the Co-Sale Seller(s) and the Electing Member(s) in such Transfer shall be allocated among the Co-Sale Seller(s) and the Electing Member(s) in proportion to the amounts that would have been distributed to each of the Co-Sale Seller(s) and the Electing Member(s) if such aggregate consideration were distributed by the Company to the Co-Sale Seller(s) and the Electing Members in accordance with Section 5.1 of the LLC Agreement.

(c) Section 5 of Exhibit B to the LLC Agreement is hereby amended by adding the following as a new Section 5(f) at the end of Section 5 of Exhibit B to the LLC Agreement:

(f) Notwithstanding anything to the contrary in this Section 5, with respect to any Company Sale Transaction resulting from the exercise of drag-along rights pursuant to this Section 5:

(i) the approval right of the holders of Pre-Payout Class 1 Preferred Units specified in Section 6.1(c)(v) shall apply to such Company Sale Transaction; and

(ii) the aggregate consideration to be received by the Members in such Company Sale Transaction shall be allocated among the Members in accordance with Section 7.7 of the LLC Agreement.

14. Miscellaneous.

(a) In accordance with the terms of the LLC Agreement, this Amendment (i) may be effected with Board approval and without the approval of any Members and (ii) has been duly and validly approved by the Board. Accordingly, this Amendment is effective and binding on the Company and all of the Members upon execution hereof by the Company, regardless of whether any or all of the Members execute this Amendment, a counterpart hereof or any other written instrument adopting, executing or agreeing to this Amendment or the terms hereof.

(b) Except as expressly amended by this Amendment, the provisions of the LLC Agreement are and shall remain in full force and effect.

(c) This Amendment has been executed and delivered and shall be construed, interpreted and governed pursuant to and in accordance with the laws of the State of Delaware, without giving effect to any conflict of laws principles or rules, whether of the State of Delaware or of any other jurisdiction, which, if applied, might permit or require the application of the laws of another jurisdiction.

(d) If any provision of this Amendment, or any application thereof, is held invalid, illegal, or unenforceable in any respect under any applicable law, this Amendment shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Board, to such applicable law, and, to the extent such provision cannot be so reformed, then such provision (or the invalid, illegal, or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Amendment, as the case may be, and the validity, legality, and enforceability of the remaining provisions contained herein (and any other application of such provision) shall not in any way be affected or impaired thereby.

(e) This Amendment may be executed in multiple counterparts, each of which, when executed, shall be deemed an original, and all of which shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Company has executed this Amendment as of the Second Amendment Effective Date.

ALEANNA ENERGY, LLC

By:	/s/ William K. Dirks
Name:	William K. Dirks
Title:	Chairman

Signature Page to Second Amendment to
Amended and Restated Limited Liability Company Agreement

SCHEDULE 1

MEMBERS AND INFORMATION RELATED THERETO